UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2025

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	UDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2025, Joseph D. Fisher notified UDR, Inc. (the “Company”) of his intention to resign from his position as President and Chief Investment Officer of the Company effective as of the close of business on September 2, 2025 (the “Resignation Date”).

In connection with Mr. Fisher’s resignation, the Company and Mr. Fisher entered into a separation agreement, dated September 2, 2025 (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Fisher will be entitled to receive a severance payment of $3.0 million in connection with executing the Separation Agreement. Mr. Fisher will also be entitled to additional severance in the amount of $3.0 million (the “Contingent Severance”) which is payable over 12 months, contingent upon Mr. Fisher’s continued compliance with the non-solicitation, confidentiality, non-disparagement and other material terms of the Separation Agreement. If Mr. Fisher fails to comply with the material terms of the Separation Agreement, the Company will be entitled to claw back 50% of Contingent Severance previously paid. Pursuant to the Separation Agreement, Mr. Fisher will be entitled to continued group health insurance benefits through September 30, 2030, under certain conditions. The Separation Agreement includes a general release of claims against the Company by Mr. Fisher, a non-solicitation covenant with respect to Mr. Fisher until September 1, 2026, and mutual non-disparagement covenants with respect to Mr. Fisher and the Company. The covenants in the Separation Agreement become effective September 11, 2025. The Separation Agreement provides that Mr. Fisher may revoke the Separation Agreement until September 9, 2025, and Mr. Fisher will only be entitled to receive severance payments therein if he does not revoke the Separation Agreement. As part of the Separation Agreement, Mr. Fisher has agreed to provide transition assistance through December 31, 2025.

In connection with Mr. Fisher’s resignation, the Board appointed Thomas W. Toomey, the Company’s Chairman and Chief Executive Officer, as the Company’s President. Mr. Fisher’s duties and responsibilities will be assumed by Mr. Toomey and other members of management.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the material terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

The press release announcing, among other things, the resignation of Mr. Fisher as President and Chief Investment Officer, is furnished as Exhibit 99.1 to this Report. This information is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description
10.1	Separation Agreement, between the Company and Joseph D. Fisher, dated September 2, 2025.
99.1	Press Release.
104	Cover Page Interactive Data File – The cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

September 2, 2025	By:	/s/ Keith Benson
Keith Benson
Senior Vice President and Chief Legal Officer